Exhibit 99.1

HELENA ZEPAK EV LLC
ACKNOWLEDGMENT AGREEMENT

THIS ACKNOWLEDGMENT AGREEMENT (this “Agreement”) is made as of the 20th day of July, 2022 (the “Effective Date”) by and between Helena Zepak EV LLC, a Delaware limited liability company (the “Company”), the Goldman Sachs Trust Company of Delaware, Trustee of the Zak Family Trust, dated September 17, 2018 (the “Member”), Matthew Bash (the “General Manager”) and Helena Special Investments LLC, a Delaware limited liability company (the “Initial Investment Manager”).

WHEREAS, the General Manager appointed the Initial Investment Manager as the investment manager of the Company pursuant to that certain operating agreement of the Company, effective as of December 17, 2020, by The Goldman Sachs Trust Company of Delaware, Matthew Bash, and the Initial Investment Manager (the “Operating Agreement”);

WHEREAS, the parties hereto wish to acknowledge and agree that (i) the Initial Investment Manager shall, as of the Effective Date, no longer serve as the investment manager of the Company and (ii) the Initial Investment Manager shall, as of the Effective Date, have no control over or interests in the Portfolio Securities, including, but not limited to, voting control or pecuniary interest in equity of the Portfolio Company; and

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Operating Agreement.

NOW, THEREFORE, the parties agree as follow:

1.

Investment Manager. The parties hereby acknowledge and agree that (i) the Investment Manager Term (as defined in the Operating Agreement) has expired and (ii) the Initial Investment Manager shall, as of the Effective Date, no longer serve as investment manager of the Company.

2.	Management Fee. The parties hereby acknowledge and agree that the Investment Management Fee has been earned in full and shall be retained by the Initial Investment Manager.

3.	Portfolio Securities. The parties hereby acknowledge and agree that the Initial Investment Manager shall, as of the Effective Date, have no control over or interests in the Portfolio Securities, including, but not limited to, voting control or pecuniary interest in equity of the Portfolio Company.

4.	Indemnification. The parties hereby reaffirm the indemnification in favor of the Initial Investment Manager as set forth in Sections 3.7 and 3.8 of the Operating Agreement, and the parties hereby acknowledge and agree that the Company shall continue, following the Effective Date, to indemnify, defend and hold harmless the Initial Investment Manager from and against any Indemnified Amounts to which the Initial Investment Manager may become subject in accordance with the terms and conditions of Sections 3.7 and 3.8 of the Operating Agreement.

[Signature Page to Acknowledgement Agreement]

5.	Miscellaneous.

5.1 Governing Law. This Agreement shall be governed by the internal law of the State of California.

5.2 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.3 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Acknowledgement Agreement as of the date first written above.

COMPANY:

Helena Zepak EV LLC

By:	/s/ Matthew Bash
	Name:	Matthew Bash
	Title:	General Manager

MEMBER:

Zak Family Trust, dated September 17, 2018
The Goldman Sachs Trust Company of Delaware, Trustee

By:	/s/ Matthew Bash
	Name:	Matthew Bash
	Title:	General Manager

GENERAL MANAGER:

/s/ Matthew Bash
Matthew Bash

INITIAL INVESTMENT MANAGER:

Helena Special Investments LLC

By:	/s/ Matthew Saunders
Name:	Matthew Saunders
Title:	Authorized Signatory

[Signature Page to Acknowledgement Agreement]

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